                                                                    EXHIBIT 23.1

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 21, 2007, in the Registration Statement (Form S-1) and related Prospectus of Limelight Networks, Inc. for the registration of shares of its Class A common stock.


                                        /s/ Ernst & Young LLP

Phoenix, Arizona
March 21, 2007